SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 1994



                          BALCOR PENSION INVESTORS-IV
                            Exact Name of Registrant




Illinois                                0-11699
State or other jurisdiction             Commission File Number
of organization




Balcor Plaza
4849 Golf Road
Skokie, Illinois                        36-3202727
Address of principal                    I.R.S. Employer
executive offices                       Identification

60077
Zip Code


              Registrant's telephone number, including area code:
                                 (708) 677-2900


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Republic Park One Office Building

In February 1984, the Partnership funded a $10,250,000 loan evidenced by a promissory note and collateralized by a first mortgage on the Republic Park One Office Building, Aurora, Colorado ("Property"). The borrower defaulted on its obligations under the Partnership's loan and, in 1990, the Partnership acquired title to the Property pursuant to a deed in lieu of foreclosure.

The Partnership's cash investment in the Property as of December 31, 1993 was approximately $10,888,910. However, in accordance with its accounting policies, the Partnership has previously reduced the carrying value of the Property in its financial statements to $1,792,603.

On February 2, 1994, the Partnership sold the Property to an unaffiliated third party, HMB Partners, a Colorado corporation, for a sale price of $3,250,000. The Partnership paid $130,000 to an unaffiliated party as a brokerage commission and approximately $114,000 in closing and other costs and received the remaining sale proceeds of approximately $3,006,000. Neither the General Partner nor any of its affiliates received a commission in connection with the sale of the Property.

ITEM 5.  OTHER EVENTS

a) North Kent Mall

In October 1983, the Partnership funded a $5,455,654 loan evidenced by a promissory note in the amount of $11,000,000 and collateralized by a wrap-around mortgage on North Kent Mall, Grand Rapids, Michigan (the "Property").
In September 1991, the loan was placed in default as a result of the borrower's failure to make payments due under the loan and, in April 1992, the Partnership posted the Property for a non-judicial foreclosure.

In June 1992, the borrower filed for protection under Chapter 11 of the U. S. Bankruptcy Code, which action stayed the foreclosure proceedings. In December 1992, the Bankruptcy Court approved the borrower's plan of reorganization which provided the borrower the option to purchase the Partnership's equity in the loan on or before January 1, 1994 for $2,000,000, which represented a discount of approximately $5,435,000. If the Partnership's equity in the loan was not purchased by the borrower, the plan provided for the Partnership to acquire title to the Property pursuant to a deed in lieu of foreclosure.

The borrower was unable to purchase the Partnership's equity in the loan and, on January 14, 1994, the Partnership obtained title to the Property pursuant to a deed in lieu of foreclosure, subject to two mortgage loans collateralized by the Property, each held by an unaffiliated lender. The Partnership's net investment in the Property was $7,851,693 as of January 1994. However, in accordance with its accounting policies, the Partnership has previously reduced the carrying value of the Property in its financial statements to $5,830,250.

An unaffiliated third party has been retained to provide property management services for a fee of 3.5% of monthly gross income from the Property.

b) University Building land

In 1988, the borrower of the loan collateralized by a leasehold interest ("Leasehold Interest") in the University Building ("Building"), Denver, Colorado, conveyed the Leasehold Interest to the Partnership, subject to a first mortgage loan ("Loan") from an unaffiliated party. The Partnership also received an ownership interest in certain land ("Land") underneath the Building. The Partnership ceased making debt service payments on the Loan and, as of May 31, 1991, conveyed the Leasehold Interest to the holder of the Loan. The Partnership retained its interest in the Land and continued to receive ground rent payments from the lessee.

The Partnership has not recognized any value of the Land in its financial statements as the Partnership did not have a cash investment in the Land.

On December 20, 1993, the Partnership sold the Land to an unaffiliated third party, University Land Corp., a Colorado corporation, for a sale price of $100,000. The Partnership paid approximately $228 in closing costs and received the remaining sale proceeds of approximately $99,772. Neither the General Partner nor any of its affiliates received a commission in connection with the sale of the Land.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of Republic Park One Office Building, Aurora, Colorado.

          (28) Agreement of Sale relating to the sale of the University Building land, Denver, Colorado.



     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BALCOR PENSION INVESTORS-IV

                              By:  Balcor Mortgage Advisors-III,
                                   general partner

                              By:  RGF-Balcor Associates-II,
                                   a partner

                              By:  The Balcor Company,
                                   a partner



                              By: /s/  Jerry M. Ogle
                                  Jerry M. Ogle, Vice President
                                  and Secretary


Dated: February 16, 1994